NOTICE OF CONVERSION

The undersigned hereby elects to convert a portion of Accrued Salary under that certain Employment Agreement dated December 1, 2013 of Go-Page Corporation (the “Company”) into 20,000,000 shares of common stock of the Company (the “Common Shares”) according to the conditions hereof, as of the date written below.

Conversion Calculations:

Date of Conversion:      June 12, 2014

Principal Amount of Conversion: $20,000

Number of Common Shares to be issued: 20,000,000

/s/ Peter Schulhof
Peter Schulhof

NONE OF THE SECURITIES TO WHICH THIS DEBT SETTLEMENT AND  SUBSCRIPTION AGREEMENT  RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (the "Agreement") made as of the 12th of June, 2014.

BETWEEN:                      GO-PAGE CORPORATION
                                           40 Lake Bellevue Drive, Suite 100 Bellevue WA.

AND:

Peter Schulhof     (the "Subscriber")
4625 Willow Creek Road
West Vancouver BC
V7W 1C3

WHEREAS:

A. The Subscriber wishes to subscribe for 20,000,000 shares of common stock  (the “Shares”) of Go-Page Corporation. (the “Company”) at a purchase price of $0.001 per Share, for an aggregate cost of $20,000 (the “Subscription Proceeds”);

B. The Company is indebted to the Subscriber in the outstanding and payable amount of $20,000 (the "Outstanding Amount”) as a result of amounts due from the Company to Peter Schulhof pursuant to an Employment Agreement  dated December 1, 2013.

C. In lieu of receiving cash as payment of the Outstanding Amount, the Subscriber has agreed to accept the Shares as payment of the Outstanding Amount pursuant to the terms and conditions set forth in this Agreement; and

D. In lieu of receiving cash in payment of the Subscription Proceeds, the Company is willing to apply the Outstanding Amount in payment of the Subscription Proceeds.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Interpretation

In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

Any reference to currency is to the currency of the United States of America unless otherwise indicated.

Acknowledgement of Indebtedness

The Company and the Subscriber acknowledge and agree that the Company is indebted to the Subscriber in the amount of the Outstanding Amount.

Payment of Indebtedness

As full and final payment of the Outstanding Amount to the Subscriber, and as payment of the Subscription Proceeds to the Company, the Company will on the Closing Date (as defined herein) issue to the Subscriber the Shares, as duly authorized, fully paid for and non-assessable shares of Common Stock of the Company, and the Subscriber will accept the Shares as full and final payment of the Outstanding Amount.

Release

The Subscriber hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, the Outstanding Amounts will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amounts.

Documents Required from Subscriber

The Subscriber must complete, sign and return to the Company an executed copy of this Agreement.

The Subscriber must complete, sign and return to the Company an executed copy of Schedule A to this Agreement.

The Subscriber must complete, sign and return to the Company an executed copy of Schedule B to this Agreement.

The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

Closing

Closing of the offering of the Shares (the "Closing") shall occur on or before June 30, 2014 or on such other date as may be determined by the Company (the "Closing Date").

Acknowledgements of Subscriber

The Subscriber acknowledges:

(a)
no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Shares;

(b)
the sale and delivery of the Shares is conditional upon such sale being exempt from the prospectus filing and registration requirements, and being exempt from the requirement to deliver an offering memorandum in connection with the distribution of the Shares under the applicable securities laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement;

(c)
none of the Shares have been or will be registered under the 1933 Act or the securities laws of any state and the Shares may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a foreign Person unless registered under the 1933 Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Shares ;

(d)
the Subscriber may not offer, sell or transfer the Shares within the United States or to, or for the account or benefit of, a U.S. Person, unless the Shares are registered under the 1933 Act and the securities laws of all applicable states or an exemption from such registration requirements is available;

(e)
the acquisition of the Shares  has not been made through or as a result of any “general solicitation or general advertising” (as such terms are used in Rule 502(c) of Regulation D) the distribution of the Shares has not been accompanied by any advertisement, including, without limitation, in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation;

(f)
the certificates evidencing the Shares will bear a legend regarding restrictions on transfer as required pursuant to applicable Securities Laws, including applicable federal and state securities laws of the United States;

(g)
the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company regarding the offering of the Shares, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Company Information, or any business plan, corporate profile or any other document provided to the Subscriber;

(h)
the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books pertaining to this Offering have been made available for inspection by the Subscriber, the Subscriber's attorney and/or advisor(s);

                 the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein, the Agreement or in any other document furnished by the Subscriber to the Company in connection herewith, being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

no documents in connection with this offering have been reviewed by the SEC or any state securities administrators;

(i)	there is no government or other insurance covering any of the Shares ;

(j)
the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus or registration statement and to sell securities through a person or company registered to sell securities under the securities laws or other applicable securities legislation and, as a consequence of acquiring Shares pursuant to this exemption, certain protections, rights and remedies provided by the securities laws or other applicable securities legislation including statutory rights of rescission or damages, will not be available to the Subscriber; and

(k)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase the Shares;

(ii)	that any person will refund the purchase price of the Shares; or

(iii)	as to the future price or value of any of the Shares.

Representations, Warranties and Covenants of the Subscriber

The Subscriber hereby represents and warrants to the Company (which representations and warranties shall survive the Closing) that:

the Subscriber is not a resident of the United States;

the Subscriber has received and carefully read this Agreement;

the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and can afford the complete loss of such investment;

the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company, and the Subscriber is providing evidence of such knowledge and experience in these matters through the information requested in the Agreement;

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Subscription Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

all information contained in the Agreement is complete and accurate and may be relied upon by the Company, and the Subscriber will notify the Company immediately of any material change in any such information occurring prior to the closing of the purchase of the Shares;

the Subscriber is purchasing the Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Shares, and the Subscriber has not subdivided his interest in the Shares with any other person;

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber's decision to invest in the Shares and the Company;

if the Subscriber is acquiring the Shares as a fiduciary or agent for one or more investor accounts, the investor accounts for which the Subscriber acts as a fiduciary or agent satisfy the definition of an "Accredited Investor", as the term is defined under Regulation D of the 1933 Act;

if the Subscriber is acquiring the Shares as a fiduciary or agent for one or more investor accounts, the Subscriber has sole investment discretion with respect to each such account, and the Subscriber has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

no person has made to the Subscriber any written or oral representations:

that any person will resell or repurchase any of the Shares;

that any person will refund the purchase price of any of the Shares;

as to the future price or value of any of the Shares; or

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

The Subscriber hereby covenants with the Company (which covenants shall survive the Closing) that:

the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith; and

the Subscriber will not offer or sell any of the Shares in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws.

In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

Representations and Warranties will be Relied Upon by the Company

The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation.  The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

Resale Restrictions

The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee.  The Subscriber acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States.  The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Shares by the Subscriber may be imposed by securities laws in addition to any restrictions.

Acknowledgement and Waiver

The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of publicly available information.  The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

Legending and Registration of Subject Shares

The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

Costs

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

Governing Law

This Agreement is governed by the laws of the State of Nevada and the federal laws of the United States applicable therein.

Survival

This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber.

Assignment

This Agreement is not transferable or assignable without the prior written consent of the other party.

Execution

The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

Severability

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

Entire Agreement

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Subscriber shall be directed to the address on the signature page of this Agreement and notices to the Company shall be directed to the Company at 40 Lake Bellevue Drive, Suite 100 Bellevue WA. 98004

Counterparts

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

DELIVERY INSTRUCTIONS

1.	Delivery - please deliver the certificates to:

Peter Schulhof 4625 Willow Creek Road West Vancouver BC V7W 1C3

2.	Registration - registration of the certificates which are to be delivered at closing should be made as follows:

(name) Peter Schulhof

(address) 4625 Willow Creek Road West Vancouver BC V7W 1C3

3.
The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement effective as of the date first above mentioned.

Peter Schulhof
(Name of Subscriber )

/s/Peter Schulhof
(Signature and, if applicable, Office)

4625 Willow Creek Road
(Address of Subscriber)

West Vancouver BC V7W
(City, , Postal Code of Subscriber)

Canada
(Country of Subscriber)

UNSECURED PROMISSORY NOTE

PRINCIPAL AMOUNT:  $ 20,000

LOAN DATES:  June 12, 2014

EXECUTION DATE:  June 12, 2014

INTEREST RATE: % 0

BORROWER: Go-Page Corporation

LENDER: Peter Schulhof

DUE DATE: Upon Demand

1.Principal Repayment.  For value received, Go-Page Corporation., a Nevada corporation (the “Borrower”) hereby unconditionally promises to pay to the order of Peter Schulhof, (the “Lender”), the principal amount of  $20,000, with simple interest of 0% thereon. The principal amount is due and payable upon demand giving 30 days written notice by Lender (the “Due Date”).

2.Payment Terms. Borrower shall pay the principal and any accrued interest if any, in full on or before Due Date.

3. Conversion. The lender has the right to convert in whole or in part any portion of the principal amount owed at June 30, 2014 or at any time on, before or after  June 30, 2014

4.Default. Borrower will be in default if any of the following occur:

(a) Borrower fails to make the Principal Repayment when due;

(b) Borrower breaks any promise Borrower has made to Lender in this Note or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note;

(c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf in connection with this Note is false or misleading in any material respect; or,
(d) A receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any Bankruptcy or insolvency laws seeking the liquidation or reorganization of Borrower and such proceeding is not dismissed within sixty (60) days after such filing.

4. Borrower’s Right to Prepay.  Borrower may pay without penalty, all or a portion of the amount owed earlier than it is due. Any prepayment shall be first applied against principal to reduce the amount of principal due under this Note.

5. Waiver of Demand, Presentment, etc. The Borrower hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

6. Payment.  Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America by check or wire transfer of immediately available funds, at the option of the Lender, at the principal office of the Lender or such other place or places or designated accounts as may be reasonably specified by the Lender of this Note in a written notice to the Borrower at least one (1) business day prior to payment.

7. Assignment.  The rights and obligations of the Borrower and the Lender of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto.

8. Waiver and Amendment.  Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Borrower and the Lender.

9. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Borrower at the address or facsimile number set forth herein or to the Lender at its address or facsimile number set forth in the records of the Borrower.  Any party hereto may by notice so given change its address for future notice hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

10. Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

11. Headings.  Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, the Borrower has caused this Note to be issued as of the date first above written.

By: /s/ Peter Schulhof

        Name:  Peter Schulhof

Title: President and Director

By: /s/ Anthony Jackson

        Name:  Anthony Jackson

Title: CFO and Director